FOR IMMEDIATE RELEASE
August 3, 2009	For More Information Contact:
Steven M. Zagar
Chief Financial Officer
First Financial Service Corporation
(270) 765-2131

First Financial Service Corporation
Announces Quarterly Results

Elizabethtown, Kentucky, August 3, 2009 – First Financial Service Corporation (the Company, Nasdaq: FFKY) today announced diluted net income per common share of $0.10 for the quarter ended June 30, 2009, compared to $0.45 for the quarter ended June 30, 2008.  Diluted net income per common share for the six months ended June 30, 2009, was $0.21, compared to $0.85 for the six months ended June 30, 2008.  The second quarter and year-to-date earnings decline were driven by higher provision for loan losses, margin compression, other-than-temporary losses on security investments and higher operating expenses. Earnings available to common shareholders were also impacted by dividends paid on preferred shares.

“Our second quarter and year-to-date financial performance is a direct result of our continued efforts to manage risks in our loan portfolio as well as increased FDIC insurance premiums and non-interest expenses,” commented Chief Executive Officer, B. Keith Johnson.  “During both the first and second quarters of 2009, the Company recorded a large provision expense related partially to growth realized in the portfolio, but mainly due to increased general and specific reserves that were necessary due to continued deterioration in asset quality.  As indicated last quarter, it is likely provision expense will remain elevated during the remainder of the year to compensate for ongoing weak economic conditions impacting some of our customer relationships as well as depressed residential and commercial real estate values.  Our Company, like all financial institutions, also faced increased FDIC insurance premiums along with a special assessment to be paid in the third quarter, but was required to be fully accrued by June 30, 2009.  Additionally, operating expenses during the first half of the year were higher as we strategically added two additional banking centers to our existing footprint.  Overall, the Company continues to be proactive in working through its credit quality issues and strives to identify any potential weaknesses as soon as possible.  This practice should help to reduce prolonged provisioning as the economy slowly starts to move toward recovery.”

During the second quarter of 2009, the Company opened its twenty-first full-service banking center, which expanded the Bank’s current footprint in Hardin County, Kentucky.  The Fort Knox Banking Center complements the existing branch located in Radcliff, Kentucky and is located just outside the main entrance to the Fort Knox military base.  The Bank continued its expansion efforts in July 2009 with its twenty-second branch.  This branch is located in the Middletown area of Louisville, Kentucky and is the Company’s fourth full-service branch in the Jefferson County area.

Total deposits were $821.0 million at June 30, 2009, an increase of $45.6 million from December 31, 2008.    The increase was the result of several deposit promotions held earlier in the year.  Competition for deposits remains very competitive in all of the markets we serve.  Competition for deposits combined with continued repricing of variable rate loans could add to additional margin compression.

The demand for commercial lending continues to be strong across all of our markets.  Commercial loans were $691.2 million at June 30, 2009, an increase of $53.6 million, or 8.40%, from December 31, 2008.  The growth in the Company’s commercial loan portfolio has favorably impacted the level of interest income generated by the Company.  Average earning assets increased by $164.6 million as of June 30, 2009, compared to June 30, 2008.  Despite the increase in earning assets, the Company’s net interest margin realized a modest decline of fifteen basis points.  Net interest margin decreased to 3.71% for the six months ended June 30, 2009, compared to 3.86% for the same period in 2008.  The current Federal Funds rate remains in a range of 0.00% to 0.25%.  Correspondingly, variable rate loans that are tied to the federal prime rate have been repriced downward in relation to the prime rate.  However, interest rates paid on customer deposits have not adjusted downward proportionately with the declining interest yields on loans and investments.  Sixty percent of deposits are time deposits that reprice over a longer period of time.  The increase in the volume of earning assets did have a positive impact on net interest income, which increased $1,253,000 and $2,397,000 for the three and six months ended June 30, 2009, compared to the respective periods ended June 30, 2008.

The percentage of non-performing loans to total loans increased to 2.69% at June 30, 2009 compared to 1.86% at December 31, 2008 and 1.81% at June 30, 2008.  Annualized net charge-offs as a percent of average total loans increased to 0.68% for the six months ended June 30, 2009, compared to 0.07% for December 31, 2008 and 0.10% for the six months ended June 30, 2008.  Impacting this increase was primarily a charge-down of $2.0 million on one large commercial real estate loan the Company foreclosed on during the second quarter of 2009.  $1.7 million of the $2.0 million charge-down was previously reserved during the prior year.  Additionally, charge-offs were generally higher in all areas of the loan portfolio during the first half of 2009.

Provision for loan loss expense increased $1,399,000 to $1,913,000 for the three months ended June 30, 2009, compared to the same period ended June 30, 2008.  For the six months ended June 30, 2009, provision for loan loss expense increased $2,860,000 to $3,958,000 compared to the six months ended June 30, 2008.  The increase for the quarter and year-to-date periods in 2009 was related to growth in the loan portfolio and from the specific reserves set aside for loans classified during 2009.  Provision expense was also higher due to increasing the general reserve factors for commercial real estate loans during the year as the level of classified loans has increased sharply.  As economic conditions continue to deteriorate, management’s emphasis will be to proactively review credit quality and the adequacy of the allowance for loan losses.  Although resulting in substantial provisioning in the second half of 2008 and continuing into 2009, we believe that this proactive approach will put the Company in a better position to withstand the uncertainty over the next few quarters.

Non-interest income decreased $50,000 for the three months ended June 30, 2009, compared to the three months ended June 30, 2008.  Customer service fees on deposit accounts increased $13,000 for the second quarter 2009 compared to the same quarter in 2008.  Gain on sale of mortgage loans increased $116,000 due to continued refinance activity, while brokerage commissions decreased $26,000, for the current quarter compared to same quarter in the prior year.  Other income increased $109,000 for the quarter ended June 30, 2009 compared to the quarter ended June 30, 2008.  The increase in other income is attributable to fees generated on loans.  The decrease in non-interest income was also reflective of $233,000 in write-downs on other real estate owned and $245,000 of other-than-temporary credit losses on four pooled trust preferred security investments.  For the six months ended June 30, 2009 non-interest income decreased $1,000, compared to the six months ended June 30, 2008.  Customer service fees on deposit accounts increased $74,000 for the first six months of 2009 compared to the same period in 2008.  Gain on sale of mortgage loans increased $145,000, while brokerage commissions decreased $51,000, for the first half of 2009 compared to same period in the prior year.  Other income increased $265,000 for the six months ended June 30, 2009 compared to the six months ended June 30, 2008.  The increase in other income is attributable to a gain on sale of other real estate owned recorded during the first quarter.  The decrease in non-interest income was reflective of other-than-temporary impairment losses of $400,000 on four pooled trust preferred security investments and by $250,000 in write-downs on other real estate owned during 2009.  Other-than-temporary impairment charges recorded in 2008 were on equity securities.

Non-interest expense increased $1.9 million to $8.4 million and $3.4 million to $16.2 million for the three and six months ended June 30, 2009, compared to the same periods ended June 30, 2008.  Contributing to the increase in non-interest expense for the quarter was an increase in employee compensation expense.  Twenty employees were added at the end of June 2008 as a result of the Farmers State Bank acquisition.  Further contributing to the increase to non-interest expense were increases in office occupancy expense and equipment, information systems and outside services, amortization for core deposit intangible and marketing and advertising.  FDIC insurance premiums also increased for the quarter and year-to-date periods ended June 30, 2009 compared to the same periods ended June 30 2008.  All financial institutions were subject to higher FDIC premiums beginning in the second quarter 2009.  The FDIC also imposed a special assessment on all financial institutions that will be paid on September 30, 2009, which was fully accrued by the Company as of the end of the second quarter.  Additionally, other expenses increased $266,000 and $604,000 for the quarter and year-to-date periods ended June 30, 2009 over the same periods in 2008.  The increase was related to higher interchange expenses, postage and courier, loss on NOW accounts, loan expenses and repair and maintenance of other real estate owned.

First Financial Service Corporation is the parent bank holding company of First Federal Savings Bank of Elizabethtown, which was chartered in 1923.  The Bank serves the needs and caters to the economic strengths of the local communities in which it operates and strives to provide a high level of personal and professional customer service.  The Bank offers a variety of financial services to its retail and commercial banking customers.  These services include personal and corporate banking services, and personal investment financial counseling services.  Today, the Bank serves seven contiguous counties encompassing Central Kentucky and the Louisville Metropolitan area, including Southern Indiana, through its 22 full-service banking centers and a commercial private banking center.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

First Financial Service Corporation’s stock is traded on the Nasdaq Global Market under the symbol “FFKY.”  Market makers for the stock are:

Keefe, Bruyette & Woods, Inc.	FTN Midwest Securities

J.J.B. Hilliard, W.L. Lyons Company, Inc.	Howe Barnes Investments, Inc.

Stifel Nicolaus & Company	Knight Securities, LP

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FIRST FINANCIAL SERVICE CORPORATION
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
(Dollars in thousands, except share data)	2009	2008

ASSETS:
Cash and due from banks	$17,523	$17,310
Interest bearing deposits	2,513	3,595
Total cash and cash equivalents	20,036	20,905

Securities available-for-sale	33,976	15,775
Securities held-to-maturity, fair value of $1,803 Jun (2009) and $6,846 Dec (2008)	1,804	7,022
Total securities	35,780	22,797

Loans held for sale	6,140	9,567
Loans, net of unearned fees	975,712	903,434
Allowance for loan losses	(14,236)	(13,565)
Net loans	967,616	899,436

Federal Home Loan Bank stock	8,515	8,515
Cash surrender value of life insurance	8,834	8,654
Premises and equipment, net	31,965	30,068
Real estate owned:
Acquired through foreclosure	8,319	5,925
Held for development	45	45
Other repossessed assets	93	91
Goodwill	11,931	11,931
Core deposit intangible	1,501	1,703
Accrued interest receivable	4,443	4,379
Deferred income taxes	884	1,147
Other assets	2,414	1,451

TOTAL ASSETS	$1,102,376	$1,017,047

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Non-interest bearing	$58,555	$55,668
Interest bearing	762,422	719,731
Total deposits	820,977	775,399

Short-term borrowings	114,600	94,869
Advances from Federal Home Loan Bank	52,809	52,947
Subordinated debentures	18,000	18,000
Accrued interest payable	263	288
Accounts payable and other liabilities	2,707	2,592

TOTAL LIABILITIES	1,009,356	944,095
Commitments and contingent liabilities	-	-

STOCKHOLDERS' EQUITY:
Serial preferred stock, $1 par value per share; authorized 5,000,000 shares; issued and outstanding, 20,000 shares with a liquidation preference of $20,000 Jun (2009)	19,754	-
Common stock, $1 par value per share; authorized 10,000,000 shares; issued and outstanding, 4,696,762 shares Jun (2009), and 4,668,030 shares Dec (2008)	4,697	4,668
Additional paid-in capital	34,730	34,145
Retained earnings	35,666	36,476
Accumulated other comprehensive loss	(1,827)	(2,337)

TOTAL STOCKHOLDERS' EQUITY	93,020	72,952
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,102,376	$1,017,047

FIRST FINANCIAL SERVICE CORPORATION
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	June 30,		June 30,
	2009	2008	2009	2008
Interest and Dividend Income:
Loans, including fees	$14,155	$13,348	$28,099	$27,380
Taxable securities	305	309	613	693
Tax exempt securities	118	105	224	205
Total interest income	14,578	13,762	28,936	28,278

Interest Expense:
Deposits	4,346	4,808	8,846	10,494
Short-term borrowings	47	183	90	505
Federal Home Loan Bank advances	600	601	1,197	1,197
Subordinated debentures	329	167	658	334
Total interest expense	5,322	5,759	10,791	12,530

Net interest income	9,256	8,003	18,145	15,748
Provision for loan losses	1,913	514	3,958	1,098
Net interest income after provision for loan losses	7,343	7,489	14,187	14,650

Non-interest Income:
Customer service fees on deposit accounts	1,645	1,632	3,122	3,048
Gain on sale of mortgage loans	355	239	532	387
Net impairment losses recognized in earnings	(245)	(216)	(400)	(216)
Write down on real estate acquired through foreclosure	(233)	-	(250)	-
Brokerage commissions	99	125	192	243
Other income	469	360	897	632
Total non-interest income	2,090	2,140	4,093	4,094

Non-interest Expense:
Employee compensation and benefits	4,149	3,480	8,151	6,898
Office occupancy expense and equipment	808	679	1,656	1,332
Marketing and advertising	245	209	510	423
Outside services and data processing	795	766	1,588	1,483
Bank franchise tax	257	253	521	503
FDIC insurance premiums	788	94	967	184
Amortization of core deposit intangible	100	-	201	-
Other expense	1,302	1,036	2,633	2,029
Total non-interest expense	8,444	6,517	16,227	12,852

Income before income taxes	989	3,112	2,053	5,892
Income taxes	274	1,013	577	1,910
Net Income	715	2,099	1,476	3,982
Less:
Dividends on preferred stock	(213)	-	(480)	-
Accretion on preferred stock	(14)	-	(25)	-
Net income available to common shareholders	$488	$2,099	$971	$3,982

Shares applicable to basic income per share	4,687,983	4,664,235	4,682,683	4,663,784
Basic income per share	$0.10	$0.45	$0.21	$0.85

Shares applicable to diluted income per share	4,726,226	4,692,565	4,685,686	4,695,358
Diluted income per share	$0.10	$0.45	$0.21	$0.85

Cash dividends declared per share	$0.190	$0.190	$0.380	$0.380

FIRST FINANCIAL SERVICE CORPORATION
Unaudited Selected Ratios and Other Data

	As of and For the		As of and For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
Selected Data	2009	2008	2009	2008

Performance Ratios

Return on average assets	0.18%	0.94%	0.18%	0.90%

Return on average equity	2.10%	11.14%	2.12%	10.65%

Average equity to average assets	8.64%	8.40%	8.73%	8.46%

Net interest margin	3.70%	3.88%	3.71%	3.86%

Efficiency ratio from continuing operations	74.42%	64.25%	72.97%	64.77%

Book value per share			$15.60	$16.23

Average Balance Sheet Data

Average total assets	$1,081,033	$902,889	$1,060,382	$889,087

Average interest earning assets	1,009,231	834,872	991,283	826,719

Average loans	967,067	797,436	953,357	785,939

Average interest-bearing deposits	770,843	661,799	765,798	650,537

Average total deposits	830,239	721,399	822,555	707,504

Average total stockholders' equity	93,358	75,837	92,535	75,192

Asset Quality Ratios

Non-performing loans as a percent of total loans (1)			2.69%	1.81%

Non-performing assets as a percent of total loans (1)			3.55%	2.23%

Allowance for loan losses as a percent of total loans (1)			1.46%	1.06%

Allowance for loan losses as a percent of
non-performing loans			54%	59%

Annualized net charge-offs to total loans (1)			0.68%	0.10%

(1) Excludes loans held for sale.